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                                                                 Exhibit (i) (2)

                  Consent of Sutherland Asbill & Brennan LLP

We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Statement of Additional Information included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


Washington, D.C.
April 25, 2000

                        Sutherland Asbill & Brennan LLP


                           By: /s/ Kimberly J. Smith
                               ---------------------
                               Kimberly J. Smith

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